Exhibit 99.1

        Cause No. ____________
AMERICAN INDUSTRIAL                    IN THE DISTRICT COURT OF
PROPERTIES REIT,

        Plaintiff,

v.                                      DALLAS COUNTY, TEXAS

THE MANUFACTURERS LIFE
INSURANCE COMPANY,

        Defendants.                    ______ JUDICIAL DISTRICT

        ORIGINAL PETITION, APPLICATION FOR DECLARATORY JUDGMENT,
        AND APPLICATION FOR INJUNCTIVE RELIEF

        COMES NOW American Industrial Properties REIT (the
"Trust") and files this its Original Petition, Application for Declaratory Judgment, and Application for Injunctive Relief, and would respectfully show as follows:

I.
PARTIES

1. The Trust is a real estate investment trust organized and existing under the laws of the State of Texas with its principal place of business in Dallas County, Texas. The managers of the Trust are citizens of Texas.

2.  The Manufacturers Life Insurance Company ("MLI") is a
Canadian corporation or life insurance company doing business in the State of Texas. MLI can be served with process by serving
John W. McKinley, One Galleria Tower, 13555 Noel Rd., Suite 1555,
Dallas, Texas 75240.



II.
JURISDICTION AND VENUE

        3. This Court has jurisdiction over MLI as it regularly and systematically conducts business in the State of Texas, and its acts which gave rise to the claims asserted in this lawsuit occurred, in whole or in part, in Texas. Moreover, pursuant to the agreements that are at issue in this lawsuit, MLI has consented to suit in the State of Texas with respect to the matters asserted herein. The amount in controversy is within the jurisdictional limits of this Court.

        4. Venue in Dallas County is proper pursuant to Texas Civil Practice & Remedies Code 15.001, 15.036, and
15.037 as all or part of the causes of action asserted herein accrued in Dallas County, and because, upon information and belief, MLI maintains an agent or representative in Dallas County. Moreover, pursuant to the agreements that are at issue in this lawsuit, MLI has agreed to venue in this county with respect to the matters asserted herein.


III.
BACKGROUND

A.  The MLI Notes and Agreement

        5. MLI is the holder of certain promissory notes, executed by the Trust (the "Notes"). In connection with execution of the Notes, the Trust and MLI executed a Note Purchase Agreement, dated as of February 27, 1992 (the "Agreement"). The Notes call for semi-annual interest payments, with the principal balance not becoming due and pay able until November 1997. The Agreement governs various aspects of the relationship between MLI and the Trust, including any potential transfer of the Notes by MLI. The Trust has performed all material obligations under the Notes and the Agreement.

B.  MLI's Refusal to Provide Information to the Trust

        6. During the past year, MLI has advised the Trust of MLI's efforts to sell the Notes. In accordance with paragraph
8.3 of the Agreement, the Trust must consent to transfer of the Notes. Depending upon the characteristics of the proposed purchaser, the Trust must act reasonably in deciding whether to grant its consent. Accordingly, the Trust has requested from MLI certain basic information regarding prospective purchasers of the Notes, to permit the Trust to make an informed decision in exercising its rights under the Agreement. MLI, however, has repeatedly refused to provide basic information essential to allow the Trust to exercise its rights under the Agreement.

        7. For example, MLI has advised the Trust that it had entered into an agreement with one or more entities affiliated with the Fidelity Research & Management Co. (the "Fidelity entities") for a potential sale of the Notes. Despite repeated requests by the Trust for information, MLI has refused to provide to the Trust critical informat ion regarding the Fidelity entities.


C.  MLI's Scheme to Unlawfully Coerce the Trust

        8. Rather than provide the Trust with the basic, essential information it has requested, MLI has decided to pursue a course of unlawful, coercive conduct intended to force the Trust to relinquish its rights under the Agreement. More specifically, even though the Trust has performed all material obligations under the Notes and the Agreement, MLI, by letter dated April 21, 1995, declared the Trust in default under the Agreement and threatened to accelerate the maturity of the Notes if the alleged defaults are not cured within 30 days of the date of the letter. The alleged defaults are all non-monetary in nature. Furthermore, the alleged defaults all relate to matters that, infact, are not defaults under the Agreement, or they relate to technical defaults that are not material, or have been waived or cured. MLI has no good faith or reasonable basis for declaring the Trust in default or for threatening to accelerate the Notes.

        9. Additionally, upon information and belief, MLI has joined with other individuals and/or entities (including, but not limited to potential purchasers of the Notes) in an attempt to force the Trust to liquidate and/or change the ownership or control of the Trust through a pattern of coercion, duress and
tortious interference.   Upon information and belief, as part of
its joint efforts with these individuals or entities, MLI has improperly disclosed confidential and proprietary information concerning the Trust to these other individuals and/or entities. The Trust has not consented and does not consent to such improper disclosures. Nor are these disclosures permitted by the Agreement.

        10. MLI's bad faith declaration of default and threat to accelerate the Notes has been part of its scheme to coerce the Trust into relinquishing its rights under the Agreement, and to unlawfully force the Trust to consent to a transfer of the Notes to the Fidelity entities. Upon information and belief, the Fidelity entities, in concert with others, intend to wrongfully force a liquidation of the Trust and/or to change the ownership and control of the Trust through economic coercion and other unfair business practices. If MLI, the Fidelity entities and the other individuals or entities in which they are acting in concert, succeed in their unlawful scheme, the Trust and its shareholders will suffer severe damages.

        11. MLI's actions to date, as described above, have caused, and continue to threaten to cause, substantial, immediate, and irreparable damages to the Trust for which there is no adequate remedy at law.

        12. All conditions precedent to the Trust's bringing this action have occurred or have been waived.


IV.
CAUSES OF ACTION

A.  Tortious Interference

        13. Plaintiff incorporates the allegations contained in paragraphs 1 through 12 herein as if fully set forth.

         14. The actions of MLI described above have interfered and/or threatened to interfere with the Trust's potential business relationships, including potential contracts to obtain additional capital for its business, and also threatened to interfere with the Trust's ability to fulfill its existing contracts with creditors. MLI knew or reasonably should have known that its actions would result in such interference, and such interference has proximately and substantially damaged the Trust in an amount within the jurisdictional limits of this Court. MLI's actions have been knowing, intentional, and malicious, and there is no reasonable or good faith basis for its actions. Accordingly, the Trust hereby seeks recovery of its actual damages, andpunitive damages, for MLI's tortious interference.

15. The actions of MLI, the Fidelity entities, and those acting in concert with them, have interfered with the Trust's existing contractual rights under the Notes and the Agreement. The Fidelity entities, and those acting in concert with them, have acted knowingly and intentionally to injure the Trust, to take for themselves what belongs to the Trust and its shareholders. This tortious conduct has proximately injured the Trust and caused damages within the jurisdictional limits of this Court, for which the Trust now sues.

B.  Economic Coercion

        16. Plaintiff incorporates the allegations contained in paragraphs 1 through 12 herein as if fully set forth.

        17. MLI has no right to declare a default, to threaten to accelerate the Notes, to force the Trust into agreeing to an unreasonable transfer of the Notes, or to engage in a concerted scheme to liquidate the Trust and/or to otherwise change its ownership and control. Such actions by MLI immediately and substantially threaten the continued viability of the Trust, and they threaten to substantially destroy the free will of the Trust. Moreover, MLI's coercion has already proximately caused substantial damages to the Trust in an amount within the jurisdictional limits of this Court, for which the Trust hereby seeks recovery. Additionally, because MLI's actions have been knowing, intentional, and malicious, the Trust also seeks an award of punitive damages.

C.  Breach of Contract

        18. Plaintiff incorporates the allegations contained in paragraphs 1 through 12 herein as if fully set forth.

        19. MLI's actions described above are in violation of its obligations under the Notes and the Agreement. Furthermore, by making demands for performance under the Notes and Agreement to which MLI is not entitled, MLI has anticipatorily breached the Notes and Agreement. These breaches have proximately and substantially damaged the Trust in an amount within the jurisdictional limits of this Court for which the Trust hereby seeks recovery.


D.  Civil Conspiracy

        20. Plaintiff incorporates the allegations contained in paragraphs 1 through 12 herein as if fully set forth.


        21. MLI, in concert with the Fidelity entities and others, have agreed to pursue a scheme to accomplish an unlawful purpose. Alternatively, MLI in concert with the Fidelity entities and others, have agreed to engage in a scheme to accomplish lawful ends through unlawful means. Accordingly, MLI has engaged in a civil conspiracy to injure and damage the Trust. As a direct result of this conspiracy, the Trust has been injured and damaged in an amount within the jurisdictional limits of this Court for which the Trust hereby seeks recovery.


E.  Application for Declaratory Judgment

        22. Plaintiff incorporates the allegations contained in paragraphs 1 through 12 herein as if fully set forth.

        23. The dispute over whether MLI has the right to declare a default, accelerate the Notes, demand that the Trust consent to transfer of the Notes without providing adequate information to permit the Trust to determine whether to consent to the proposed transfer, and otherwise participate in a concerted scheme to liquidate and/or change the ownership or control of the Trust is a continuing and ongoing dispute which is ripe for resolution by the Court. Pursuant to Texas Civil Prac. & Rem. Code 37.001 et. seq., the Trust hereby requests a declaratory judgment that: (1) the Trust has not defaulted under the Agreement or the Notes; (2) that MLI's bad faith declaration of default to coerce the Trust to relinquish its rights under the Agreement is an anticipatory breach; and (3) the Trust is entitled to recover the damages it has incurred and will incur in the future as a result of Defendant's breach of the Agreement.


F.  Application for Injunctive Relief

        24. Plaintiff incorporates the allegations contained in paragraphs 1 through 12 herein as if fully set forth.

        25. The actions of MLI in wrongfully declaring a default under the Agreement, threatening to accelerate the Notes, attempting to coerce the Trust to grant its consent to transfer of the Notes without providing adequate information to permit the Trust to determine whether to consent to the proposed transfer, and otherwise participating in a scheme to force a liquidation and/or change in ownership and control of the Trust have caused, and continue to threaten to cause, substantial, immediate, and irreparable damages for which the Trust has no adequate remedy at law. Additionally, MLI's wrongful disclosure of confidential and proprietary information concerning the Trust has caused, and continues to threaten to cause, substantial, immediate and irreparable damages for which the Trust has no adequate remedy at law. Accordingly, the Trust hereby requests that the Court enter preliminary and permanent injunctions which enjoin MLI from engaging in such wrongful conduct.

G.  Attorneys' Fees

        26. Plaintiff incorporates the allegations contained in paragraphs 1 through 12 herein as if fully set forth.

        27. Due to the wrongful acts of MLI as described herein, the Trust has retained the law firm of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell Sapp") to represent it and to prosecute this action on the Trust's behalf. The Trust has further agreed to pay Liddell Sapp its reasonable attorneys' fees, expenses, and costs for doing so. Pursuant to the terms of the Agreement and the Notes, and pursuant to Chapters 37 and 38 of the Texas Civil Prac. & Rem. Code, and to any other applicable law, the Trust seeks an award of its costs and reasonable and necessary attorneys' fees and expenses from MLI.



V.
JURY DEMAND

          28.   The Trust hereby requests a trial by jury.

WHEREFORE, PREMISES CONSIDERED, the Trust respectfully requests that MLI be cited to appear and answer herein, and that after an injunction hearing and/or trial on the merits, the Court enter judgment in the Trust's favor for the following:

 1.      Actual and punitive damages as set forth herein;

  2.     A declaration of rights as set forth herein;

  3.     Preliminary and permanent injunctions as set forth

herein;

  4.     Its reasonable attorneys' fees, costs, and expenses

associated with the litigation;

  5.     Pre and post judgment interest to the maximum extent

allowed by law;

  6.     Costs of court; and

  7. Such other and further relief to which the Trust may be justly entitled.




Respectfully submitted,

LIDDELL, SAPP, ZIVLEY, HILL &
  LaBOON, L.L.P.
Craig L. Weinstock
State Bar No. 21097300
Mark C. Taylor
State Bar No. 19713225
Roger B. Cowie
State Bar No. 00783886
2200 Ross Avenue, Suite 900
Dallas, Texas, 75201
(214) 220-4800 (Telephone)
(214) 220-4899 (Telecopier)

ATTORNEYS FOR AMERICAN INDUSTRIAL PROPERTIES REIT